Exhibit 21

INTERNATIONAL SPECIALTY HOLDINGS INC.

Subsidiaries of Registrant

State or Country of
Company Name	Incorporation or Organization

Arramara Teoranta -*	Ireland
Bluehall Incorporated	Delaware
Chemfields Pharmaceuticals Private Limited -*	India
International Specialty Products Funding Corporation	Delaware
International Specialty Products ISP (France) S.A.	France
ISP Acetylene GmbH	Germany
ISP Administration Inc.	Delaware
ISP Alginates Inc.	Delaware
ISP Alginates (U.K.) Ltd.	United Kingdom
ISP Andina, C.A.	Venezuela
ISP Argentina S.A.	Argentina
ISP Asia Pacific Pte Ltd.	Singapore
ISP (Australasia) Pte Ltd.	Australia
ISP (Belgium) N.V.	Belgium
ISP (Belgium) International N.V.	Belgium
ISP Biochema Schwaben GmbH	Germany
ISP do Brasil Ltda.	Brazil
ISP (Canada) Inc.	Canada
ISP Capital Inc.	Delaware
ISP Ceska Republika Spol, S.R.O.	Czech. Rep.
ISP Chemco Inc.	Delaware
ISP Chemical Products Inc.	Delaware
ISP Chemicals Inc.	Delaware
ISP Chemicals LLC	Delaware
ISP Chemicals (Malaysia) Sdn. Bhd.	Malaysia
ISP Colombia Ltda.	Colombia
ISP Customer Service GmbH	Germany
ISP Environmental Services Inc.	Delaware
ISP Freetown Fine Chemicals Inc.	Delaware
ISP Freight Service N.V.	Belgium
ISP Food Specialties (Mexico), S.A. de C.V.	Mexico
ISP Food Specialties (U.K.) Ltd.	United Kingdom
ISP Funding Corp. II	Delaware
ISP Global Operations (Barbados) Inc.	Barbados
ISP Global Technologies Inc.	Delaware
ISP Global Technologies LLC	Delaware
ISP Global Technologies Deutschland GmbH	Germany
ISP Global Technologies DeutschlandUnterstutzungskasse GmbH	Germany
ISP Global Technologies (Germany) Holding GmbH	Germany
ISP Granules Inc.	Delaware
ISP Granule Products LLC	Delaware
ISP (Great Britain) Co. Ltd.	United Kingdom
ISP GT Inc.	Delaware
ISP HC Limited	Cyprus
ISP Holdings (U.K.) Ltd.	United Kingdom
ISP (Hong Kong) Limited	Hong Kong
ISP Hungary Holdings Limited	Hungary
ISP International Corp.	Delaware
ISP Investco LLC	Delaware

State or Country of
Company Name	Incorporation or Organization

ISP Investments Inc.	Delaware
ISP Investments LLC	Delaware
ISP Ireland	Ireland
ISP (Italia) S.r.l.	Italy
ISP (Japan) Ltd.	Japan
ISP (Korea) Limited	Korea
ISP Lima LLC	Delaware
ISP Management Company, Inc.	Delaware
ISP Management LLC	Delaware
ISP Marl Holdings GmbH	Germany
ISP Marl GmbH	Germany
ISP Mexico, S.A. de C.V.	Mexico
ISP Microcaps (U.K.) Ltd.	United Kingdom
ISP Microcaps (U.S.) LLC	Delaware
ISP Minerals Inc.	Delaware
ISP Minerals LLC	Delaware
ISP Mineral Products Inc.	Delaware
ISP (Norden) A.B.	Sweden
ISP (Osterreich) Ges.m.b.h.	Austria
ISP Pharma Systems LLC	Delaware
ISP (Polska) Sp.z. o.p.	Poland
ISP (Puerto Rico) Inc.	Delaware
ISP Real Estate Company, Inc.	Delaware
ISP Realty Corporation	Delaware
ISP Sales (Barbados) Inc.	Barbados
ISP Sales (U.K.) Limited	Ireland
ISP (Shanghai) Co. Limited	China
ISP (Singapore) Pte Ltd.	Singapore
ISP (Switzerland) A.G.	Switzerland
ISP Synthetic Elastomers LP	Delaware
ISP Synthetic GP LLC	Delaware
ISP Synthetic Limited LLC	Delaware
ISP Technologies Inc.	Delaware
ISP Technologies LLC	Delaware
ISP Tech (Texas) Inc.	Delaware
ISP (Thailand) Co., Ltd.	Thailand
ISP Water Administration Solutions LLC	Delaware
ISP Water Management Services LLC	Delaware
Kelp Industries Pty. Ltd. -*	Tasmania
Quality Fine Chemicals LLC	Delaware
Thorverk Hf -*	Iceland
Verona Inc.	Delaware

*- owns less than 100%